SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) November 13, 1996




                       LYNTON GROUP,  INC.
      (Exact name of Registrant as specified in its charter)




Delaware                   0-6867                      13-2688055
(State or other          (Commission              I.R.S. Employer
jurisdiction of          file number)              Identification
incorporation or                                          Number)
organization)


9 Airport Road
Morristown Municipal Airport
Morristown, New Jersey                                      07960
(Address of principal                                   (Zip Code)
executive offices)



Registrant's telephone number, including area code:  (201) 292-9000




Item 5.  Other Events.

Background

     Pursuant to a Credit Agreement, as amended, entered into in August 1990 (the "Credit Agreement"), HM Holdings, Inc., an indirect wholly-owned subsidiary of Hanson PLC ("HM Holdings"), had provided secured debt financing in the aggregate amount of $17,000,000 to Lynton Group, Inc. (the "Company") and Lynton Jet Centre, Inc., a wholly-owned subsidiary of the Company ("Lynton Jet Centre"). Specifically, in August 1990, HM Holdings made a $2,000,000 term loan to the Company (the "Company Term Loan"), a $10,800,000 term loan to Lynton Jet Centre (the "Lynton Jet Centre Term Loan") and provided a $4,200,000 revolving credit facility to Lynton Jet Centre (the "Revolving Credit Loans" and, together with the Company Term Loan and the Lynton Jet Centre Term Loan, collectively the "Loans"). In August 1994, the Revolving Credit Loan was reduced from $4,200,000 to $3,200,000.

     In June 1994, the Company Term Loan was repaid in full together with all principal payments on the Lynton Jet Centre Term Loan except for the final payment in the principal amount of $2,905,923 which would be due on September 30, 1997. The Credit Agreement also provided that the Revolving Credit Loans of $3,200,000 would also be due on September 30, 1997. In October 1994, HM Holdings agreed to an additional $500,000 Revolving Credit Loan. As a result, prior to the completion of the Debt Discharge Transaction (as described below), the principal amount owing to HM Holdings under the Loans was $6,605,923.

Debt Discharge Transaction

     Debt Discharge Agreement

     On November 8, 1996, a Debt Discharge Agreement (the "Debt Discharge Agreement") was entered into by and among Hanson North America, Inc. ("Hanson North America"), Millennium America Inc. (formerly named Hanson America Inc.) ("Millennium America"), and the Company, Lynton Jet Centre and Lynton Properties, Inc. (a wholly-owned subsidiary of Lynton Jet Centre). Prior thereto, Hanson North America had succeeded to HM Holdings as lender under the Credit Agreement and had acquired certain assets of HM Holdings including the equity securities described below. Pursuant to the Debt Discharge Agreement and on November 13, 1996, Hanson North America was paid the sum of $3,500,000, and in consideration thereof (plus other consideration described below),
(i) cancelled the Loans and discharged all obligations under the Credit Agreement except for certain indemnification obligations stated therein to survive termination of the Loans, (ii) surrendered to the Company 848,455 shares of common stock, par value $.30 per share (the "Common Stock"), of the Company, (iii) surrendered Warrants to purchase an aggregate of 247,513 shares of Common Stock of the Company, and (iv) surrendered 2,000 shares of Series D Preferred Stock of the Company (the "Debt Discharge Transaction"). The foregoing shares and Warrants represented Hanson North America's entire equity interest in the Company. As provided in the Debt Discharge Agreement, the foregoing transactions were deemed to have occurred as of September 30, 1996.

     In connection with the Debt Discharge Transaction, Hanson North America also released all security and liens under the Credit Agreement, including its First Leasehold Mortgage (the "Leasehold Mortgage") and Assignment of Rents on the Jet Centre facility operated by Lynton Jet Centre at the Morristown Municipal Airport, Morristown, New Jersey. In addition, Millennium America, which previously guaranteed certain obligations of Lynton Jet Centre which were also secured by the First Leasehold Mortgage, terminated and released its interests in the Leasehold Mortgage.

     Lease Amendment

     Under the terms of an Agreement of Lease entered into in August 1990, as amended in July 1994 (the "Lease"), Lynton Jet Centre has been leasing to HM Industries, Inc., an affiliate of HM Holdings, office and hanger space at the Jet Centre facility in Morristown, New Jersey. Prior to July 1, 1994, the annual rent under the Lease was $325,000. Commencing July 1, 1994, the annual rent was reduced to $250,000.

     In connection with the Debt Discharge Transaction, and on November 8, 1996, Lynton Jet Centre entered into a Second Amendment to the Lease and Partial Assignment and Assumption of the Lease (the "Second Amendment") with Hanson North America (which prior thereto had merged with HM Industries with Hanson North America being the surviving entity) and Millennium America Holdings, Inc. ("Millennium Holdings"). Under the terms of the Second Amendment, Hanson North America assigned to Millennium Holdings an undivided one-half interest in and to the Lease. The Second Amendment provides that the term of the Lease shall end on November 7, 2001 and that no rent is or shall be due for the remainder of the term. The Second Amendment also provides that if at any time during the term of the Lease, space sufficient to accommodate an additional aircraft shall become available at the Jet Centre facility for rental, Hanson North America and Millennium Holdings shall have the right of first refusal with respect to such available space to lease such space for a period of five years at a rental rate of $40,000 per year.

     In conjunction with the Second Amendment, Lynton Jet Centre, Hanson North America and Millennium Holdings entered into a Jet Fuel Agreement on November 8, 1996 whereby Lynton Jet Centre agreed to sell jet fuel to Hanson North America and Millennium Holdings at the Jet Centre facility at 110% of Lynton Jet Centre's actual cost of such fuel for so long as aircraft of Hanson North America and Millennium Holdings is based at the Jet Centre facility.

Refinancing of the Jet Centre Facility

     Simultaneously with the completion of the Debt Discharge Transaction, and in order to pay Hanson North America $3,500,000 in connection therewith, Lynton Jet Centre, as borrower, entered into a Loan and Security Agreement dated November 13, 1996 with Finova Capital Corporation ("Finova"), as Lender, pursuant to which Finova made a secured loan to Lynton Jet Centre in the principal amount of $4,000,000 (the "Finova Loan").

     The Finova Loan is secured by a security interest in substantially all of the assets and properties of Lynton Jet Centre, including a Leasehold Mortgage on the Jet Centre facility (excluding the portion of the facility subject to a Leasehold Mortgage held by Massachusetts Mutual Life Insurance Company, as assignee of Connecticut Mutual Life Insurance Company). In addition, the obligations of Lynton Jet Centre under the Finova Loan have been guaranteed by the Company and certain other subsidiaries of the Company, namely, Ramapo Helicopters, Inc., Lynton Aviation, Inc., Lynton Aviation Services and LynStar Aviation, Inc.

     The Finova Loan, together with interest thereon at the interest rate of 10.7% per annum (the "Interest Rate") shall be repaid in 96 equal consecutive monthly payments consisting of (a) principal and interest calculated at the Interest Rate each in an amount that will fully amortize 65% of the Finova Loan at the Interest Rate over the term of the Finova Loan (8 years) plus (b) interest on 35% of the Finova Loan calculated at the Interest Rate. The remaining unpaid principal balance of the Finova Loan plus all accrued and unpaid interest on the Finova Loan calculated at the Interest Rate shall be payable with the 96th payment which shall be the maturity date of the Finova Loan.

     The Finova Loan requires compliance with certain covenants, financial and otherwise, including maintaining a minimum tangible net worth and an EBITDA coverage ratio.

Other Information

     Prior to the completion of the Debt Discharge Transaction, the Company had outstanding 1,962,177 shares of Common Stock. After giving effect to the surrender of the equity securities held by Hanson North America (as described above), the number of outstanding shares of Common Stock was reduced to 1,113,722.

     The four holders of all of the outstanding shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") have been offered by the Company and have agreed (effective retroactively to September 30, 1996) to convert all of the Series C Preferred Stock into an aggregate of 2,053,876 shares of Common Stock. Two of such holders are James G. Niven, Co-Chairman and a director of the Company, and J. O. Hambro Nominees Limited, which may be deemed to be controlled by Richard Hambro, Co-Chairman and a director of the Company.

     In addition, the holders of the 10% Senior Subordinated Convertible Debentures due December 31, 1998 (the "Debentures") of the Company are being given the opportunity to convert the Debentures into shares of Common Stock of the Company at a conversion price of $.33 per share. Prior to completion of the Debt Discharge Transaction and refinancing of the Jet Centre facility described above, there were Debentures in the principal amount of $1,960,000 outstanding. Two holders of the Debentures (one of whom is Paul R. Dupee, Jr., a director of the Company) have already given their consent to convert the Debentures held by them (in the principal amount of $1,065,000) into 3,227,273 shares of Common Stock (effective retroactively to September 30,
1996).


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


          Exhibits:

          99.1 Debt Discharge Agreement dated as of November 8, 1996 by and among Hanson North America, Inc., Millennium America Inc., Lynton Group, Inc., Lynton Jet Centre, Inc. and Lynton Properties, Inc.

          99.2 Loan and Security Agreement dated November 13,
               1996 by and between Lynton Jet Centre, Inc., as
               Borrower, and Finova Capital Corporation, as
               Lender.


                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   LYNTON GROUP, INC.
                                   (Registrant)


Date: November 27, 1996          By:/s/Manus O'Donnell
                                    Manus O'Donnell,
                                    Vice President of Finance,
                                    Chief Financial Officer,
                                    Secretary and Treasurer












                                   Commission File No. 0-6867








                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549





                             EXHIBITS

                            filed with

                          CURRENT REPORT

                           ON FORM 8-K

                DATE OF REPORT: NOVEMBER 13, 1996









                        LYNTON GROUP, INC.





                        INDEX TO EXHIBITS

                                                             Page


99.1 Debt Discharge Agreement dated as of November 8, 1996 by and among Hanson North America, Inc.,
     Millennium America Inc., Lynton Group, Inc.,
     Lynton Jet Centre, Inc. and Lynton Properties, Inc.

99.2 Loan and Security Agreement dated November 13, 1996 by and between Lynton Jet Centre, Inc., as Borrower, and Finova Capital Corporation, as Lender.